Exhibit 10.1

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (“Amendment”) is entered into effective as of April 10, 2020, by and between 7725 RENO #1, L.L.C., an Oklahoma limited liability company (“Landlord”), and KAIROS GLOBAL TECHNOLOGY, INC., a Nevada corporation (“Tenant”).

A.       Landlord and Tenant are parties to a Lease dated February 27, 2018, as amended by a First Amendment to Lease dated March 26, 2018 (“First Amendment”), a Second Amendment to Lease (“Second Amendment”) dated November 29, 2018, and a Third Amendment to Lease (“Third Amendment”) dated January 8, 2020 (collectively, the “Lease”), pursuant to which Landlord has leased to Tenant certain premises and improvements (the “Premises”) in the building commonly known as OKC10 located at 7725 W. Reno Avenue, Oklahoma City, Oklahoma, as more particularly described and depicted in the Lease.

B.       In the Second Amendment, Section 2.1 of the Lease was amended to extend the Initial Term of the Lease to August 15, 2019. Pursuant to Section 32 of the Lease, as amended by the Second Amendment, Tenant exercised its option to extend the Lease Term for two additional periods of three months each. The first Renewal Term commenced on August 16, 2019 and ended on November 15, 2019. The second Renewal Term commenced on November 16, 2019 and ended on February 15, 2020. The Third Amendment extended the Lease Term for a term that commenced on February 16, 2020 and will end on May 15, 2020.

C.       Landlord and Tenant desire to further extend the Lease Term as set forth in this Amendment. Terms not defined in this Amendment shall have the meanings given to them in the Lease.

NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

1.              Extension of Initial Term. Section 2.1 of the Lease is amended to further extend the Lease Term to June 30, 2020 (the “Further Extended Term”), unless terminated earlier as provided in the Lease.

2.              Rent. During the Further Extended Term, the monthly rent payable by Tenant under the Lease will continue to be comprised of two components: (a) Base Rent, and (b) an electricity usage charge based on Tenant’s metered usage of electricity each month and the rate charged by OG&E (Landlord’s electricity service provider) for such month (the “Electricity Usage Charge”), as further described below.

2.1            Base Rent. Notwithstanding anything to the contrary in the Lease or any prior amendment(s) thereto, during the Further Extended Term, Base Rent will continue to be due and payable in advance on the first day of each calendar month in the amount of $190,000 per month. The monthly Base Rent for any partial month at the beginning or end of the Term will be prorated based on the number of days in the partial month.

2.2            Electricity Usage Charge. Notwithstanding anything to the contrary in the Lease or any prior amendment(s) thereto, during the Further Extended Term, Tenant shall continue to pay the Electricity Usage Charge at the rates and as otherwise set forth in Section 2.2 of the Second Amendment, on a month-to-month basis as per the following table:

January	February	March	April	May	June	July
$0.0390	$0.0390	$0.0390	$0.0370	$0.0380	$0.0520	$0.0680

August	September	October	November	December
$0.051	$0.047	$0.039	$0.039	$0.0390

3.              Renewal Options. Section 32 of the Lease, as previously amended and replaced by the Third Amendment (to reflect that Tenant will have no Renewal Options under the Lease to extend the Term past the date of the Extended Term), is hereby amended to reflect that Tenant will have no Renewal Options under the Lease to extend the Term past the date of expiration of the Further Extended Term (June 30, 2020), unless Landlord and Tenant mutually agree to execute an additional amendment providing for additional Renewal Options.

4.              Tenant Not Deemed to be Holding Over. Notwithstanding similarity in terms used, during the Extended Term granted under the Third Amendment and Further Extended Term granted hereunder, Tenant shall not be deemed to be “Holding Over” as defined in Section 17.2 of the Lease, such provisions only becoming applicable if Tenant fails to vacate in accordance with the terms of the Lease (as amended) upon expiration or earlier termination of the Further Extended Term granted hereby, which Further Extended Term may be further amended and/or extended in a writing signed by Landlord and Tenant.

5.              Ratification of Lease. Except as modified by this Amendment, the Lease is hereby ratified and shall remain in full force and effect in accordance with its terms.

6.              Conflict; Inconsistency. In the case of conflict or inconsistency between the provisions of this Fourth Amendment and any provision(s) of the Lease, the Third Amendment, the Second Amendment, or the First Amendment, the terms of this Fourth Amendment shall control.

7.              Guarantor’s Consent to Amendment and Ratification of Guaranty. Riot Blockchain, Inc. (“Guarantor”) consents to this Amendment to the Lease and confirms that its guaranty of payment as set forth in Section 33 of the Lease shall continue to be binding on Guarantor and its successor and assigns and shall inure to the benefit of Landlord and its successors and assigns.

8.              Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Amendment.

[signatures follow]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first set forth above.

LANDLORD:	7725 Reno # 1, LLC, an Oklahoma limited liability company

By: _/s/ Terryl Zerby__________________

Name: Terryl Zerby

Title: Manager

TENANT:	Kairos Global Technology, Inc., a Nevada corporation

By: _/s/ Jeffrey McGonegal______________

Name: Jeffrey McGonegal

Title: Chief Executive Officer

As to Section 5 of this Amendment:

GUARANTOR:	Riot Blockchain, Inc.,

By: _/s/ Jeffrey McGonegal______________

Name: Jeffrey McGonegal

Title: Chief Executive Officer